Exhibit 10.3

CERTIFICATE OF ELIMINATION

CERTIFICATE ELIMINATING
SERIES I JUNIOR PARTICIPATING PREFERRED STOCK
OF
WILLIS LEASE FINANCE CORPORATION
(pursuant to Section 151 of the
Delaware General Corporation Law)

We, Charles F. Willis, IV, as Chief Executive Officer, and Dean Poulakidas, as Corporate Secretary, of Willis Lease Finance Corporation, a Delaware corporation (the “Company”), in accordance with Section 103 of the Delaware General Corporation Law (the “Act”) of the State of Delaware, do hereby certify that:

1.                                      Pursuant to authority conferred by the Company’s Certificate of Incorporation, as amended (including any Certificates of Designation thereto), upon the Company’s Board of Directors (the “Board”), the Board on October 7, 2016 adopted the following resolutions, which relate to the previously-authorized Series I Junior Participating Preferred Stock, par value $0.01 per share, of the Company (“Series I Preferred Stock”), having those voting powers, designations, preferences, rights and limitations as set forth in the Certificate of Designations of Series A Junior Participating Preferred Stock, filed on October 1, 1999, as amended by the Amendment No. 1 to Certificate of Designations of Series I Junior Participating Preferred Stock, filed on January 30, 2006, with the Secretary of State of the State of Delaware (the “Series A Designation”), with no shares of Series I Preferred Stock outstanding or to be issued:

WHEREAS, none of the authorized shares of the Company’s Series I Junior Participating Preferred Stock (the “Series I Preferred Stock”) previously authorized pursuant to the Certificate of Designations of Series A Junior Participating Preferred Stock, filed on October 1, 1999, as amended by the Amendment No. 1 to Certificate of Designations of Series I Junior Participating Preferred Stock, filed on January 30, 2006, with the Secretary of State of the State of Delaware (the “Series I Designation”), are outstanding and no shares will be issued subject to the Series I Designation; and

WHEREAS, it is desirable that all matters set forth in the Series I Designation be eliminated from the Company’s Certificate of Incorporation, as amended (including any Certificates of Designation thereto) (the “Certificate of Incorporation”).

NOW THEREFORE BE IT RESOLVED, the Board has determined that no shares of Series I Preferred Stock are outstanding and none will be issued subject to the Series I Designation, and that it would be desirable and in the best interests of the Company and its stockholders to eliminate the Series I Preferred Stock.

RESOLVED FURTHER, that the Company be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware a certificate containing these resolutions, with the effect under the Act of eliminating from the Certificate of Incorporation all matters set forth in the Series I Designation with respect to the Series I Preferred Stock, substantially in the form discussed with the Company’s Board of Directors; and the shares of Series I Preferred Stock shall resume their status as authorized but unissued shares of preferred stock of the Company, without designation as to preference.

RESOLVED FURTHER, that each of the officers of the Company is authorized and directed, jointly and severally, for and on behalf of the Company, to execute and deliver any and all certificates, agreements, instruments and other documents, and to take any and all steps and do any and all things, including making any required payments, which he or she may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions, including applicable amendments to applicable documentation, whether if taken prior to, on or after the date hereof.

2.                                      That in accordance with the provisions of Act, all references to the Series I Preferred Stock are to be hereby eliminated from the Certificate of Incorporation.

3.                                      We declare under penalty of perjury that the matters set forth in this Certificate are true and correct to our own knowledge.

[Signatures on following page]

IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate to be executed by its Chief Executive Officer and attested to by its Corporate Secretary, on October 7, 2016.

WILLIS LEASE FINANCE CORPORATION

		By:	/s/ CHARLES F. WILLIS, IV
Charles F. Willis, IV
Chief Executive Officer

Attest:

By:	/s/ DEAN M. POULAKIDAS
Dean M. Poulakidas
Corporate Secretary